Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-234405, 333-252575 and 333-254768 on Form F-3 and Registration Statement No. 333-252118 on Form S-8 of our report dated April 16, 2020, relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited appearing in the Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte & Touche

Deloitte & Touche

Taipei, Taiwan

Republic of China

March 25, 2022